KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


KRAMER LEVIN NAFTALIS & FRANKEL LLP                            47, Avenue Hoche
TEL (212) 715-9100                                             75008 Paris
FAX (212) 715-8000                                             France


                                                               January 31, 2002

The Milestone Funds
One Executive Boulevard
Yonkers, New York  10701

Re:  The Milestone Funds
FILE NOS. 33-81574;811-8620
---------------------------


Dear Ladies and Gentlemen:

We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment to the Registration Statement on Form N-1A.

                                     Very truly yours,



                                     KRAMER LEVIN NAFTALIS & FRANKEL LLP